                                                                      EXHIBIT 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Astrotech International Corporation on Form S-8 (Nos. 33-3360; 33-29754; 33-41687; 33-68010; 33-85106; 33-92314; 33-92406 and 33-99290), and in each related prospectus, of our report dated March 11, 1997, on our audit of the combined financial statements of Trusco Tank, Inc. and Affiliate as of and for the year ended December 31, 1996, which report is included in this report on Form 8-K/A-1.

                                                   /s/ COOPERS & LYBRAND, L.L.P.


600 Grant Street
Pittsburgh, Pennsylvania
July 10, 1997